UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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KNIGHT TRANSPORTATION, INC.
(Name of Registrant as Specified In Its Charter)

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SUPPLEMENT TO THE PROXY STATEMENT
OF KNIGHT TRANSPORTATION, INC.

Following recommendation from the Compensation Committee, the Board of Directors (“Board”) of Knight Transportation, Inc. (“Knight”) adopted, in March 2015, the Knight Transportation, Inc. 2015 Omnibus Incentive Plan (the “Plan”) and recommended that it be submitted to our shareholders for their approval at our Annual Meeting of Shareholders to be held May 14, 2015 (the “Annual Meeting”). A description of the Plan was included in our 2015 Proxy Statement on Form DEF 14A, filed with the Securities and Exchange Commission on April 2, 2015 (the “Proxy Statement”). The Proxy Statement also included a proposal (Proposal No. 4) to approve the Plan.

Based upon voting results received and a proxy advisory firm recommendation, the Board has decided to amend the Plan to reduce the number of shares set aside and reserved for issuance to 3,250,000 from 5,000,000 and to require a minimum vesting period of at least one year for awards to executive officers. The Board approved the Knight Transportation, Inc. Amended and Restated 2015 Omnibus Incentive Plan (the “Amended and Restated Plan”) on April 29, 2015. There are no other changes to the Amended and Restated Plan. The Amended and Restated Plan will be presented for shareholder approval at the Annual Meeting. With this additional disclosure, we encourage you to vote FOR approval of the Amended and Restated Plan.

All statements herein are intended only to summarize the Amended and Restated Plan and are qualified in their entity by reference to the Amended and Restated Plan, as attached as Exhibit 99.1 to the Current Report on Form 8-K filed by Knight on April 29, 2015 with the Securities and Exchange Commission, a free copy of which may be obtained at the SEC’s website, www.sec.gov.

Any vote “FOR” or “AGAINST” the Plan using the proxy card made available previously by Knight to shareholders, or using the voting instruction card or via the Internet site or telephone number made available previously to beneficial owners by a broker, bank, or other nominee, will be counted as a vote “FOR” or “AGAINST” the Amended and Restated Plan, as described above. If any shareholder has already returned his or her properly executed proxy card or voted via the Internet or by telephone and would like to change his or her vote on any matter, such shareholder may revoke his or her proxy before it is voted at the Annual Meeting by submission of a proxy bearing a later date or by the Internet, telephone, by mail (if permitted by a broker, bank, or other nominee), or by attending the Annual Meeting in person and casting a ballot or as otherwise described in the Proxy Statement. If any shareholder would like a new proxy card, he or she should contact (i) his or her broker, if shares are held through a broker; or (ii) Broadridge Financial Solutions, Inc. at 1-800-579-1639, if shares are registered directly in the shareholder's name. If any shareholder has any questions, he or she should contact Knight at: Knight Transportation, Inc., c/o Investor Relations, 20002 North 19th Avenue, Phoenix, Arizona 85027, or call 602-606-6349.

This Supplement to the Proxy Statement is first being released to shareholders on April 29, 2015, and should be read together with the Proxy Statement. The information contained in this Supplement to the Proxy Statement modifies or supersedes any inconsistent information contained in the Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/David A. Jackson
David A. Jackson
President and Chief Executive Officer

April 29, 2015